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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in the Prospectus constituting part of this Registration Statement on Pre-Effective Amendment Number 1 to Form S-1 of our report dated May 10, 2000 on the statement of financial condition of Campbell Alternative Asset Trust as of May 10, 2000 and our report dated February 29, 2000 on the balance sheet of Campbell & Company, Inc. as of December 31, 1999, which appear in such Prospectus. We also consent to the statements with respect to us as appearing under the heading "Experts" in the Prospectus.

                                    /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
November 8, 2000